                                                                    Exhibit 12.1


                        CITIZENS COMMUNICATIONS COMPANY
      Statement Showing Computation of Ratio of Earnings to Fixed Charges
                   for the five years ended December 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                       12/31/2000  12/31/1999  12/31/1998  12/31/1997  12/31/1996
                                                                       ----------------------------------------------------------

Pre-tax income before dividends on convertible preferred securities
 and discontinued operations                                            $ (49,993)  $ 217,709   $  69,314   $  13,684   $ 241,997

Income or loss from equity investees                                       (1,935)     (2,019)     (1,163)     (1,108)       (909)

Minority interest                                                         (12,222)    (23,227)    (14,032)       (645)         --
                                                                       -----------------------------------------------------------
Pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss
 from equity investees                                                    (64,150)    192,463      54,119      11,931     241,088

Fixed charges                                                             206,650     142,847     125,798     114,184      93,852

Amortization of capitalized interest                                           --          --          --          --          --

Distributed income of equity investees                                        800         600       1,100         600         600

Interest capitalized                                                       (4,766)     (8,681)    (10,444)     (4,693)     (3,109)

Preference security dividend requirements of consolidated subsidiaries    (10,063)    (10,063)    (10,063)    (10,063)     (9,477)

Minority interest in pre-tax income of subsidiaries that have not
 incurred fixed charges                                                        --          --          --          --          --
                                                                       ----------------------------------------------------------
Total earnings                                                            128,471     317,166     160,510     111,959     322,953
                                                                       ----------------------------------------------------------
Ratio of earnings to fixed charges                                           0.62        2.22        1.28        0.98        3.44
                                                                       ==========================================================

                        CITIZENS COMMUNICATIONS COMPANY
Statement Showing Computation of Ratio of Earnings to Combined Fixed Charges
                            and Preferred Dividends
                   for the five years ended December 31, 2000
                             (DOLLARS IN THOUSANDS)

                                                                      12/31/2000   12/31/1999   12/31/1998   12/31/1997   12/31/1996
                                                                      --------------------------------------------------------------
Pre-tax income before dividends on convertible preferred securities
 and discontinued operations                                          $ (49,993)   $ 217,709    $  69,314    $  13,684    $ 241,997

Income or loss from equity investees                                     (1,935)      (2,019)      (1,163)      (1,108)        (909)

Minority interest                                                       (12,222)     (23,227)     (14,032)        (645)          --
                                                                      --------------------------------------------------------------
Pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss
 from equity investees                                                  (64,150)     192,463       54,119       11,931      241,088

Fixed charges                                                           216,713      152,910      135,861      124,247      103,329

Amortization of capitalized interest                                         --           --           --           --           --

Distributed income of equity investees                                      800          600        1,100          600          600

Interest capitalized                                                     (4,766)      (8,681)     (10,444)      (4,693)      (3,109)

Preference security dividend requirements of consolidated subsidiaries  (10,063)     (10,063)     (10,063)     (10,063)      (9,477)

Minority interest in pre-tax income of subsidiaries that have not
incurred fixed charges                                                       --           --           --           --           --
                                                                      --------------------------------------------------------------

Total earnings                                                          138,534      327,229      170,573      122,022      332,431
                                                                      --------------------------------------------------------------
Ratio of earnings to combined fixed charges                                0.64         2.14         1.26         0.98         3.22
                                                                      ==============================================================